EXHIBIT 5-a and 23-b

OPINION OF DAVIS POLK & WARDWELL LLP

November 21, 2011

Morgan Stanley
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Morgan Stanley, a Delaware corporation (the “Company”), and Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII, each a statutory trust formed under the laws of the State of Delaware (collectively, the “Existing Trusts”), and Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII, each a statutory trust formed under the laws of the State of Delaware (collectively, the “Issuer Trusts”) are filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to $235,452,274,876 (or the equivalent thereof in one or more foreign currencies) aggregate initial offering price of the following securities, as such amount may be increased from time to time upon due authorization by the Company (the “Securities”): (a) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), to be issued from time to time in one or more series, (c) debt securities (“Debt Securities”), (d) warrants to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities or (iv) any combination of the foregoing (collectively, the “Warrants”), (e) purchase contracts (“Purchase Contracts”) requiring the holders thereof to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities or (iv) any combination of the foregoing, (f) Warrants, Purchase Contracts, Common Stock, Preferred Stock, Debt Securities and debt obligations issued by an entity affiliated or not affiliated with the Company or any combination thereof that may be offered in the form of Units (“Units”), (g) an indeterminate number of depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), (h) capital securities of the Issuer Trusts (the “Capital Securities”) and (i) guarantees of the Company with respect to the Capital Securities to be issued by the Issuer Trusts (the “Guarantees”). As used herein, the term “Debt Securities” includes Pre-paid Purchase Contracts (as defined below) issued under an indenture.

The Debt Securities (including, if any, certain Purchase Contracts that require the holders thereof to satisfy their obligations thereunder when such Purchase Contracts are issued and settle in cash (“Cash-settled Pre-paid Purchase Contracts” and, together with Purchase Contracts that contain a similar requirement but do not settle in cash, “Pre-paid Purchase Contracts”)), are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture dated as of November 1, 2004, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (as supplemented by a First Supplemental Senior Indenture dated as of September 4, 2007, a Second Supplemental Senior Indenture dated as of January 4, 2008, a Third Supplemental Senior Indenture dated as of September 10, 2008, a Fourth Supplemental Senior Indenture dated as of December 1, 2008, a Fifth Supplemental Senior Indenture dated as of April 1, 2009, a Sixth Supplemental Senior Indenture dated as of September 16, 2011 and a Seventh Supplemental Senior Indenture dated as of November 21, 2011, and as may be further supplemented or amended from time to time, the “Senior Indenture”), which senior indebtedness may include the Company’s Global Medium-Term Notes, Series F, Series G and Series H (the “Senior Notes”) (b) subordinated indebtedness of the Company under a subordinated indenture dated as of October 1, 2004, between the Company and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as Trustee (as may be supplemented or amended from time to time, the “Subordinated Indenture”), or (c), in the case of Debt Securities issued and sold by the Company to any of the Issuer Trusts, junior subordinated indebtedness of the Company under a junior subordinated indenture dated as of October 12, 2006 or another junior subordinated indenture in a form filed as an exhibit to the Registration Statement, in each case, between the Company and The Bank of New York Mellon, as Trustee (each a “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”).  The Warrants, if any, will be issued under the Warrant Agreement dated as of November 1, 2004 (as may be amended from time to time, the “Warrant Agreement”) between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Warrant Agent.  The Purchase Contracts (other than Cash-settled Pre-paid Purchase Contracts) and Units, if any, may be issued under the Unit Agreement dated as of November 1, 2004 (as may be amended from time to time, the “Unit Agreement”) among the Company, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement, and the holders from time to time of the Units described therein.  Units that do not include Purchase Contracts (or include only Pre-paid Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Units may be issued under the Unit Agreement Without Holders’ Obligations dated as of August 29, 2008 (as may be amended from time to time, the “Unit Agreement Without Holders’ Obligations”) between the Company and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement.  Depositary Shares representing fractional interests in shares or multiple shares of Preferred Stock, if any, will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York Mellon, as Depositary, and the holders from time to time of depositary receipts issued thereunder (the “Deposit Agreement”).

The Capital Securities of (i) Morgan Stanley Capital Trust IX will be issued pursuant to the Trust Agreement dated as of June 17, 2004 (the “Trust IX Agreement”), (ii) Morgan Stanley Capital Trust X will be issued pursuant to the Trust Agreement dated as of June 17, 2004 (the “Trust X Agreement”), (iii) Morgan Stanley Capital Trust XI will be issued pursuant to the Trust Agreement dated as of December 12, 2008 (the “Trust XI Agreement”), (iv) Morgan Stanley

Capital Trust XII will be issued pursuant to the Trust Agreement dated as of December 12, 2008 (the “Trust XII Agreement”) and (v) Morgan Stanley Capital Trust XIII will be issued pursuant to the Trust Agreement dated as of December 12, 2008 (the “Trust XIII Agreement,” together with Trust IX Agreement, the Trust X Agreement, the Trust XI Agreement, the Trust XII Agreement, the “Trust Agreements”), in each case, among the Company, as depositor of such Issuer Trust (the “Depositor”), The Bank of New York Mellon, as Property Trustee, The BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware) which was formerly known as Bank of New York Mellon (Delaware)), as Delaware Trustee, two individuals selected by the Depositor as administrators with respect to such Issuer Trust and the holders of the common securities and the Capital Securities of such Issuer Trust.

The Indentures, the Unit Agreement Without Holders’ Obligations and the Trust Agreements and the form of the Warrant Agreement, the Unit Agreement, the Deposit Agreement, the Debt Securities, the Warrants, the Purchase Contracts, the depositary receipts evidencing the Depositary Shares, the Units, the Capital Securities and the Guarantees are filed or incorporated by reference as exhibits to the Registration Statement.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that, in our opinion:

1.
When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor (in excess of par value thereof), or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.
When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, including but not limited to the designation of the relative rights, preferences and limitations of such series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor (in excess of par value thereof), or upon conversion or exercise of any Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.
When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the relevant Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with (i) such Indenture, and, if such Debt Securities are Senior Notes intended to be issued in New Global Note form or issued under the New Safekeeping Structure, effectuated by the relevant common safekeeper for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, in accordance with the Senior Indenture, and (ii) the applicable underwriting or other distribution agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

4.
When the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, countersigned, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other distribution agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith);provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

5.
When the specific terms of the Purchase Contracts (other than Pre-paid Purchase Contracts issued under an Indenture) and/or the Units have been duly authorized and established in accordance with the Unit Agreement and/or the Unit Agreement Without Holders’ Obligations, as applicable; and such Purchase Contracts and Units have been duly authorized, authenticated and/or countersigned, executed, issued and delivered in accordance with the Unit Agreement and/or the Unit Agreement Without Holders’ Obligations, as applicable, and the applicable underwriting or other distribution agreement against payment therefor, such Purchase Contracts and Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

6.
When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other distribution agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith);provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

7.
When a Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, such Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We wish to point out that the opinions in paragraph (3) above (except as to due authorization of the Debt Securities), the opinions in paragraph (4) above (except as to due authorization of the Warrants), the opinions in paragraph (5) above (except as to due authorization of the Purchase Contracts (other than Pre-paid Purchase Contracts issued under an Indenture) and/or Units), the opinions in paragraph (6) above (except as to due authorization of the Depositary Shares) do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities issued by the Company or by entities affiliated or unaffiliated with the Company, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or a duly authorized officer of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders’ Obligations, the Deposit Agreement, the Debt Securities, Units, Warrants and Depositary Shares have been duly authorized, executed, authenticated (if applicable), effectuated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company); (v) the Deposit Agreement, the Guarantees and the Securities will be executed in substantially the form reviewed by us, and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Security.  We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the Securities were entered by a New York court, such court would enter the judgment in the foreign currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In addition, if a pricing supplement relating to the offer and sale of any particular Senior Note or Senior Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company, authenticated by the trustee pursuant to the Senior Indenture [, effectuated by the common safekeeper for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme] and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and its authentication of the notes [, the common safekeeper’s effectuation of the notes,] and the validity, binding nature and enforceability of the Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on November 21, 2011.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP